UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Avenue, Suite 403 Roseland, NJ (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On December 10, 2023, Milestone Scientific Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, acting as sole underwriter and book-running manager (the “Underwriter”), for a public offering (the “Offering”) of an aggregate of 4,765,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company. The public offering price for each share of Common Stock was $0.63, and the Company sold the shares to the Underwriter at a 7.5% discount to the public offering price.

Pursuant to the overallotment option granted to the Underwriter in the Underwriting Agreement, on January 12, 2024, the Underwriter exercised the overallotment option as to 372,110 shares of Common Stock at the same price to cover over-allotments. The proceeds to the Company from the exercise of the overallotment, after underwriting discounts and commissions, was $216,847.

Item 7.01         Regulation FD Disclosure

The Company issued a press release on January 12, 2024, announcing the exercise of the overallotment option. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits		Method Filing

The following exhibit is filed with this report:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: January 12, 2024	By:	/s/ Arjan Haverhals
Arjan Haverhals
Chief Executive Officer